UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 24, 2004

EQUITABLE RESOURCES, INC.
(Exact name of registrant as specified in its charter)

PENNSYLVANIA	1-3551	25-0464690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Oxford Centre, Suite 3300, 301 Grant Street, Pittsburgh, Pennsylvania		15219
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (412) 553-5700

NONE

(Former name or former address, if changed since last report)

Item 5.  Other Events and Regulation FD Disclosure

Murry S. Gerber, Chairman, President and Chief Executive Officer of the Company has exercised 100,000 options which were granted on May 4, 1998, and were set to expire on May 4, 2004.  80,045 shares were sold into the market and 19,955 shares were withheld by the Company to pay taxes.

After this exercise, Mr. Gerber’s holdings are:

Options	1,655,000
Common Shares	66,930
Restricted Shares	57,510
Share Equivalent Units*	241,748

With this transaction, Mr. Gerber will continue to have stock holdings which significantly exceed the Company’s stock ownership guidelines of eight times base salary.

*Employee Deferred Compensation Plan Share Equivalent Units

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EQUITABLE RESOURCES, INC.
(Registrant)

	By	/s/ David L. Porges
David L. Porges
Executive Vice President and
Chief Financial Officer

March 24, 2004